SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as amended (Amendment No. __)

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Scholastic Corporation

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Wednesday, September 21, 2005, at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing eight directors to the Board of Directors.

Matters to be voted upon by holders of the Common Stock

1.	Electing three directors to the Board of Directors.

In addition to the foregoing purposes, such other business may be transacted as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 25, 2005 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways: (i) via the Internet at the website indicated on your proxy card; (ii) via telephone by calling the toll free number on your proxy card; or (iii) by returning the enclosed proxy card.

By order of the Board of Directors

Charles B. Deull
Senior Vice President,
General Counsel and Secretary
August 10, 2005

SCHOLASTIC CORPORATION
557 Broadway
New York, New York 10012

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 21, 2005

SOLICITATION OF PROXIES

General Information

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 21, 2005, and at any adjournments thereof.

          Shares represented by each proxy properly submitted, either by mail, the internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxies unless revoked. A stockholder may revoke a proxy at any time before it is exercised by: (i) filing with the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date, (ii) providing subsequent telephone or internet voting instructions or (iii) voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to the attention of Charles B. Deull, Senior Vice President, General Counsel and Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012. If no instructions are specified, your shares will be voted: (i) FOR the election of the directors indicated and (ii) in the discretion of the proxy holders, if any other matter properly comes before the Annual Meeting.

          This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005, are being mailed to stockholders on or about August 10, 2005.

          The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated therefor. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

          Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 25, 2005 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were outstanding 1,656,200 shares of Class A Stock and 39,211,821 shares of Common Stock.

          The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of Class A Stock, voting as a class, have the right: (i) to fix the size of the Board so long as it does not consist of less than three nor more than 15 directors, (ii) to elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board, and (iii) to exercise, exclusive of the holders of the shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

          Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the holders of the Class A Stock will vote on the election of eight members of the Board and the holders of the Common Stock will vote on the election of three members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the holders of the Class A Stock.

          The vote required for each proposal is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote. Under the Company’s Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before the holders of Common Stock is the election of three directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

Principal Holders of Class A Stock and Common Stock

          The following sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class

Richard Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	1,739,450	100%	6,337,516	(3)	15.1%

Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,540,448		6.4%

Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	3,263,468	(4)	8.2%

William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,585,154	(5)	6.5%

Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,331,712		5.8%

Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.2%

T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	—	—	5,465,515	(6)	14.3%

Earnest Partners LLC
75 Fourteenth Street, Suite 2300
Atlanta, GA 30309	—	—	2,162,545	(7)	5.7%

Barclays Global Investors NA
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA
Barclays Capital Inc.
200 Park Ave.
New York, NY 10166	—	—	1,917,517	(8)	5.0%

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and the Maurice R. Robinson Trust have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding their beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, and Barbara Robinson Buckland, Mary Sue Robinson Morrill and William W. Robinson, all of whom are siblings of Richard Robinson, are trustees of the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each Trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock by the following persons is: Richard Robinson—974,154 shares, which includes 83,250 shares under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days (sole voting and investment power) and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—0 shares (sole voting and investment power) and 648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—0 shares (sole voting and investment power) and 765,296 shares (shared voting and investment power); William W. Robinson—0 shares (sole voting and investment power) and 648,620 shares (shared voting and investment power); Maurice R.Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including shares issuable under Class A Options exercisable within 60 days, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock by the following holders is: Richard Robinson—3,448,722 shares (sole voting and investment power) and 2,888,794 shares (shared voting and investment power); Barbara Robinson Buckland—208,736 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—0 shares (sole voting and investment power) and 3,263,468 shares (shared voting and investment power); William W. Robinson—253,442 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 1,739,450 shares of Common Stock issuable on conversion of the Class A Stock (including the 83,250 shares of Class A Stock subject to the Class A options) described in Notes 1 and 2 above; 1,106,576 shares of Common Stock held directly by Richard Robinson; 350,000 shares held pursuant to a variable pre-paid forward stock sale (the “VPF”), which allows Mr. Robinson to retain all increases in the share price up to 50% and, at an agreed upon future delivery date, to elect to retain these shares and settle the VPF with cash rather than selling the shares; 969,987 shares of Common Stock under options exercisable by Mr. Robinson within 60 days; 3,133 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 2005 under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 7,594 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 4,212 shares of Common Stock owned directly by his sons; 86,194 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund; and 37,278 shares of Common Stock underlying restricted stock units (“RSUs”) vested or vesting within 60 days held under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”), as more fully described herein.

(4)	Does not include an aggregate of 212,896 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse and sister are trustees, as to which Ms. Morrill disclaims beneficial ownership.

(5)	Does not include 36,460 shares of Common Stock held under Trusts for which Mr. William Robinson’s spouse is a trustee, as to which Mr. Robinson disclaims beneficial ownership.

(6)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G, dated February 14, 2005, filed with the SEC. These securities are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser with the sole power to direct investments with regard to all such shares and the sole power to vote 844,300 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)

The information for Earnest Partners LLC is derived from a Schedule 13G, dated February 10, 2005, filed with the SEC, which states that, as of December 31, 2004, Earnest Partners LLC, filing as an investment advisor, had sole voting power with regard to 1,171,940 of such shares, sole dispositive power with regard to all of such shares and shared voting power with regard to 628,005 of such shares.

(8)

The information is derived from a Schedule 13G, dated February 14, 2005, filed with the SEC by Barclay Global Investors NA (“BGI”), Barclays Global Fund Advisors (“BGFA”) and Barclays Capital Inc. (“BCI”). The shares reported are held in trust accounts for the economic benefit of the account beneficiaries. BGI has sole dispositive power with regard to 1,349,287 of the shares reported and sole voting power with regard to 1,257,455 of the shares reported, BGFA has sole voting and dispositive power with regard to 568,229 of the shares reported, and BCI has sole voting and dispositive power with regard to one of the shares reported.

Change of Control Arrangements

          Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson shall have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust shall have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson shall be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock and Class A Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2005, the Company believes its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year, except that Mr. Charles Deull, Mr. Ernest Fleishman, Ms. Beth Ford, Ms. Deborah Forte, Mr. Larry Holland, Ms. Margery Mayer, Ms. Heather Myers, Ms. Judith Newman and Mr. Richard Spaulding, executive officers of the Company, did not file timely reports regarding the automatic purchase of RSUs in lieu of bonus effected by the Company on September 1, 2004 pursuant to the MSPP. These reports were filed on September 22, 2004, promptly after the omission was discovered.

Share Ownership of Management

          On the Record Date, each director, director nominee and Named Executive reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as follows:

	Class A Stock			Common Stock

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors

Richard Robinson	1,739,450	(2)	100%	6,337,516	(3)	15.1%

Rebeca M. Barrera	—		—	31,504	(4)	*

Ramon C. Cortines	—		—	48,574	(5)	*

John L. Davies	—		—	30,000	(4)	*

Charles T. Harris III	—		—	64,181	(6)	*

Andrew S. Hedden	—		—	2,000	(7)	*

Mae C. Jemison	—		—	47,004	(8)	*

Peter M. Mayer	—		—	52,000	(9)	*

John G. McDonald	—		—	49,004	(5)	*

Augustus K. Oliver	—		—	50,574	(5)	*

Richard M. Spaulding	—		—	204,569	(10)	*

Named Executive Officers

Richard Robinson	1,739,450	(2)	100%	6,337,516	(3)	15.1%

Barbara A. Marcus	—		—	439,696	(11)	1.1%

Deborah A. Forte	—		—	352,936	(12)	*

Mary A. Winston	—		—	12,500	(13)	*

Margery A. Mayer	—		—	145,801	(14)	*

All directors and executive officers as a group (25 persons including those named above)	1,739,450	(2)	100%	8,808,224	(15)	19.9%

*	Less than 1.0%

(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2)

Includes 890,904 shares of Class A Stock held directly by Richard Robinson, 648,620 shares of Class A Stock owned by the Maurice R. Robinson Trust, 116,676 shares of Class A Stock owned by the Florence L. Robinson Trust and 83,250 shares of Class A Stock subject to Class A Options exercisable by Mr. Robinson within 60 days. See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)

Includes 1,739,450 shares of Common Stock issuable on conversion of the Class A Stock (including 83,250 shares of Class A Stock issuable under Class A Options) described in Note 2 above; 1,106,576 shares of Common Stock held directly by Richard Robinson; 350,000 shares held pursuant to the VPF (a variable prepaid forward stock sale); 969,987 shares of Common Stock under options exercisable by Mr. Robinson within 60 days; 37,278 shares of Common Stock underlying RSUs vested or vesting within 60 days held under the MSPP; 3,133 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 2005 under the 401(k) Plan; 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 7,594 shares of Common Stock for which Mr. Robinson is custodian under a custodial account for one of his sons; 4,212 shares of Common Stock owned directly by his sons; and 86,194 shares of Common Stock owned by the Richard Robinson and Helen Benham Charitable Fund.

(4)	Includes options under which such director may purchase 30,000 shares of Common Stock within 60 days.

(5)	Includes options under which such director may purchase 48,000 shares of Common Stock within 60 days.

(6)

Includes 4,781 shares of Common Stock held directly by Mr. Harris, 4,000 shares held through a limited partnership where Mr. Harris retains voting and dispositive power, 1,000 shares in a trust where Mr. Harris is the trustee, 400 shares in custodial accounts for his children and 54,000 shares under options exercisable by Mr. Harris within 60 days.

(7)	As a partner of a law firm that provides legal services to the Company, Mr. Hedden has declined all stock option awards otherwise available to him as a non-employee director.

(8)	Includes options under which Ms. Jemison may purchase 46,000 shares of Common Stock within 60 days.

(9)

Includes 15,000 shares of Common Stock held directly by Mr. Mayer, 1,000 shares held through a pension plan in which he has an interest and 36,000 shares under options exercisable by Mr. Mayer within 60 days.

(10)

Includes 150,123 shares of Common Stock held directly by Mr. Spaulding, 42,461 shares under options exercisable by him within 60 days and 11,985 shares underlying RSUs vested or vesting within 60 days held under the MSPP. Does not include 1,012 unvested RSUs held under the MSPP.

(11)

Includes 26,317 shares of Common Stock held directly by Ms. Marcus, 406,874 shares under options exercisable by Ms. Marcus within 60 days, 4,714 shares underlying RSUs vested or vesting within 60 days held under the MSPP and 1,791 shares with respect to which Ms. Marcus had voting rights at May 31, 2005 under the 401(k) Plan.

(12)

Includes 9,152 shares of Common Stock held directly by Ms. Forte, 330,540 shares under options exercisable by Ms. Forte within 60 days, 9,494 shares underlying RSUs vested or vesting within 60 days held under the MSPP and 3,750 shares issuable under restricted stock units (“SUs”) scheduled to vest within 60 days under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 SIP”), as more fully described herein. Does not include 658 unvested RSUs held under the MSPP and 11,250 unvested SUs.

(13)	Represents shares of Common Stock under options exercisable by Ms. Winston within 60 days.

(14)

Includes 14,834 shares of Common Stock held directly by Ms. Mayer, 125,650 shares under options exercisable by Ms. Mayer within 60 days and 5,317 shares underlying RSUs vested or vesting within 60 days held under the MSPP. Does not include 683 unvested RSUs held under the MSPP.

(15)

Includes an aggregate of 3,111,433 shares of Common Stock under options exercisable by members of the group within 60 days, an aggregate of 92,681 shares underlying RSUs vested or vesting within 60 days held under the MSPP, an aggregate of 10,160 shares with respect to which members of the group had voting rights at May 31, 2005 under the 401(k) Plan, an aggregate of 6,517 shares issuable under SUs scheduled to vest within 60 days and 1,739,450 shares of Common Stock issuable on the conversion of Class A Stock (including the 83,250 shares of Class A Stock issuable under the Class A Options). Does not include an aggregate of 9,978 unvested RSUs held under the MSPP and an aggregate of 33,549 unvested SUs.

EXECUTIVE COMPENSATION

          The following table sets forth information regarding the compensation paid or accrued by the Company and its subsidiaries for services of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the “Named Executives”) in respect of the fiscal years ended May 31, 2005, 2004 and 2003:

Summary Compensation Table

	Annual Compensation							Long-Term Compensation Awards

Name and Principal Positions	Fiscal Year	Salary		Bonus (1)		Other Annual Compensation		Restricted Stock Awards ($)		Securities Underlying Options		All Other Compen- sation (2)

Richard Robinson	2005	$844,560		$419,905		$89,500	(3)	$0		333,000	(4)	$6,150
Chairman of the Board,	2004	$838,828		$0		$84,500	(3)	$0		0		$6,200
President and CEO	2003	$818,317		$0		$396,480	(3)	$0		5,850	(6)	$6,050

Barbara A. Marcus	2005	$712,500		$150,000		$0		$0		0		$6,091
EVP; President, Children’s	2004	$707,688		$0		$0		$0		80,000		$5,727
Book Publishing	2003	$690,431		$0		$13,756	(5)	$0		30,080	(6)	$6,050

Deborah A. Forte	2005	$592,287		$231,325		$6,652	(5)	$435,900	(7)	15,000		$6,350
EVP; President, Scholastic	2004	$576,947		$130,000		$0		$0		35,000		$6,200
Entertainment	2003	$562,750		$0		$49,335	(5)	$0		28,040	(6)	$6,050

Mary A. Winston	2005	$532,912		$226,700	(8)	$313,292	(9)	$0		0		$3,149
EVP; Chief Financial Officer	2004	$141,346	(8)	$85,000	(8)	$0		$0		0		$0

Margery A. Mayer	2005	$482,691		$260,000		$6,905	(5)	$0		0		$4,188
EVP; President, Scholastic	2004	$441,346		$135,000		$0		$0		85,000		$4,262
Education	2003	$414,615		$0		$41,250	(5)	$0		27,540	(6)	$3,650

(1)

The amounts shown represent the full amount of the bonus actually awarded to the Named Executive with regard to the fiscal year, including amounts deferred at the executive’s election and invested in RSUs under the MSPP. Mr. Robinson, Ms. Forte, Ms. Winston and Ms. Mayer elected to invest 100%, 30%, 50% and 10%, respectively, of his/her fiscal 2005 bonus in RSUs under the MSPP and each of Ms. Forte and Ms. Mayer elected to invest 10% of her fiscal 2004 bonus in RSUs under the MSPP.

(2)	The amounts shown reflect matching contributions made by the Company for the benefit of the Named Executive under the 401(k) Plan.

(3)

Of the amounts shown, $85,000, $80,000 and $75,000 for fiscal 2005, 2004 and 2003, respectively, represent a portion of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, based on the proportion of the time estimated to be dedicated to such services. In addition, for fiscal 2003, $316,980 represents the value of the 25% discount received on the purchase of 18,896 RSUs allocated to Mr. Robinson’s account in respect of fiscal 2002 bonus under the MSPP, based on the fair market value of the Common Stock underlying such RSUs at the date of allocation.

(4)

Represents a grant of Class A Options under the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which vests in four equal annual installments beginning one year from the date of grant. Mr. Robinson is the only eligible participant in the Class A Plan.

(5)

Amounts shown represent the value of the 25% discount received on the purchase of RSUs allocated to the Named Executives’ accounts under the MSPP, based on the fair market value of the Common Stock underlying such RSUs on the date of allocation. For Ms. Forte and Ms. Mayer, 658 and 683 RSUs, respectively, were allocated to their accounts under the MSPP in fiscal 2005 in respect of fiscal 2004 bonus. For Ms. Marcus, Ms. Forte and Ms. Mayer, 820, 2,941 and 2,459 RSUs, respectively, were allocated to their accounts under the MSPP in fiscal 2003 in respect of fiscal 2002 bonus.

(6)

On July 18, 2002, each of Mr. Robinson, Ms. Marcus, Ms. Forte and Ms. Mayer received stock options in lieu of 10% of the bonus he or she would otherwise have received for fiscal 2002. As a result, options to purchase 5,850, 5,080, 3,040, and 2,540 shares of Common Stock, which are reflected in this table for fiscal 2003, were issued to Mr. Robinson, Ms. Marcus, Ms. Forte and Ms. Mayer, respectively.

(7)

Represents an award of SUs under the 2001 SIP, which vest in four equal annual installments beginning one year from the date of grant and, upon vesting, convert automatically into shares of Common Stock on a one-for-one basis. At May 31, 2005, Ms. Forte had a total of 15,000 SUs having a value of $562,800, based on the closing price of the underlying Common Stock on that date.

(8)

Ms. Winston joined the Company as Chief Financial Officer in February 2004. Bonus includes a $100,000 signing bonus, $50,000 of which is included in fiscal 2004 and $50,000 of which is included in fiscal 2005. Fiscal 2004 also includes a $35,000 bonus paid as compensation for the loss of certain options that Ms. Winston forfeited upon termination of her previous employment.

(9)	Includes the following amounts: $200,464 for costs and expenses related to Ms. Winston’s relocation and $112,828 as reimbursement for taxes in respect of such relocation payments paid to Ms. Winston.

Option Grants in Fiscal 2005s

          The following table sets forth information concerning individual stock option grants made to the Named Executives during the fiscal year ended May 31, 2005.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term (1)

Name

	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	5% ($)	10% ($)

Richard Robinson	333,000	(2)	35.8%	$29.49	9/21/14	$6,175,852	$15,650,852

Barbara A. Marcus	—		—	—	—	—	—

Deborah A. Forte	15,000	(3)	1.6%	$29.19	9/20/14	$275,362	$697,820

Mary A. Winston	—		—	—	—	—

Margery A. Mayer	—		—	—	—	—

(1)

The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the SEC and therefore are not intended to forecast the possible future appreciation of the price of the Common Stock. Although permitted by SEC rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatility factors. No gain on the stock options awarded to the Named Executives is possible without appreciation in the price of the Common Stock during the applicable period.

(2)

Represents Class A Options, exercisable for Class A Stock at an exercise price equal to the fair market value of the Common Stock underlying the Class A Stock at the date of grant, which was determined to be the fair market value of the Class A Stock on such date. Class A Stock is convertible on a share-for-share basis into Common Stock at the option of the holder at any time; therefore, the potential realizable values shown are based on potential appreciation in the value of the underlying Common Stock, as described in Note 1 above. Mr. Robinson is the only person eligible to receive Class A Options. The Class A Options vest in four equal annual installments beginning one year from the date of grant.

(3)

The options shown are exercisable for Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant and vest in four equal annual installments beginning one year from the date of grant.

Aggregated Option Exercises in Fiscal 2005 and 2005 Fiscal Year-End Option Values

          The following table sets forth information concerning options exercised during the fiscal year ended May 31, 2005 by the Named Executives together with the number and value of the unexercised options held by such persons at May 31, 2005.

Name	Shares Acquired On Exercise (#)		Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at FY-End (1) ($) Exercisable/Unexercisable

Richard Robinson	50,015	(2)	$882,270	969,987 / 333,000	(3)	$13,239,237 / $2,673,990(3)

Barbara A. Marcus	70,000		$703,837	393,124 / 78,750		$5,300,874 / $617,850

Deborah A. Forte	79,400		$550,044	311,790 / 61,250		$3,182,027 / $405,150

Mary A. Winston	0		0	12,500 / 37,500		$74,500 / $223,500

Margery A. Mayer	0		0	110,650 / 82,500		$627,081 / $724,781

(1)	Based on the per share closing price of the Common Stock of $37.52 on May 31, 2005, the last trading day in the Company’s fiscal year, as reported on the NASDAQ-National Market System.

(2)

These options were exercised in accordance with the instructions of Mr. Robinson’s former spouse pursuant to a matrimonial settlement agreement. Under the terms of that agreement, none of the proceeds were retained by Mr. Robinson.

(3)	Consists of Class A Options exercisable for Class A Stock. The value shown is based on the $37.52 per share closing price on May 31, 2005 of the Common Stock underlying the Class A Stock.

Pension Plan

          The Company maintains a retirement plan for substantially all of its employees based in the United States, including the Named Executives (the “Retirement Plan”). As a cash balance plan, the Retirement Plan provides participants with benefits based on monthly contributions and interest credits. Individual participant contributions are not required under the Retirement Plan. The Retirement Plan provides for an annual allocation by the Company to a participant’s account, calculated as follows: for less than five years of service, 3.5% of the first $25,000 of annual base pay and 2.0% of the remainder up to the government-mandated maximum limit; for five years but less than ten years of service, 4.5% of the first $25,000 of annual base pay and 3.0% of the remainder up to the government-mandated maximum limit; for ten years of service but less than 20 years of service, 5.5% of the first $25,000 of annual base pay and 4.0% of the remainder up to the government-mandated maximum limit; and for 20 years or more of service, 6.5% of the first $25,000 of annual base pay and 5% of the remainder up to the government-mandated maximum limit. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan become fully vested in their accrued benefits upon completion of five years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability. At July 1, 2005, Ms. Marcus, Ms. Forte, Ms. Mayer and Ms. Winston had earned estimated annual benefit payments under the Retirement Plan of $56,712, $12,229, $9,930 and $0, respectively.

          The Retirement Plan was amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 at such time were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement. Mr. Robinson elected to continue participation under such prior benefit formula, which provides covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required, and the Company makes all required contributions. The formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2005, Mr. Robinson had earned an estimated annual benefit payment using the prior benefit formula of $94,834, payable upon retirement.

Employment and Severance Agreements

          The Company generally does not enter into employment agreements with its employees. However, from time to time, the Company has entered into severance arrangements with certain officers. The Company’s agreement with Ms. Winston provides for a severance payment equal to her annual salary if her employment is terminated by the Company at any time.

          The Company entered into an agreement with Ms. Marcus, effective July 16, 2005, with regard to changes in her employment status. Pursuant to this agreement, Ms. Marcus resigned her positions as Executive Vice President and President, Children’s Book Publishing effective July 22, 2005, and assumed the title of Director, Special Projects, from that date through January 23, 2007. During the term of this agreement, Ms. Marcus’s annual base salary will be $80,000, and she will be eligible to receive a bonus of $550,000 based upon achievement of certain sales targets. The agreement also contains a non-competition clause that provides for an aggregate payment of $1,629,204 to be paid in installments at three month intervals through January 23, 2007.

The Human Resources and Compensation Committee’s
Report on Executive Compensation

          The Company’s compensation program for its executive officers and other senior management is administered by the Human Resources and Compensation Committee (the “HRCC”) of the Board.

          The HRCC believes that compensation for executive officers and other senior management should be determined according to a competitive framework, taking into account the financial performance of the Company, individual contributions, teamwork and division results. Such factors are critical to enhancing the value and continued development of the Company’s operating segments, which in turn builds stockholder value. In determining the compensation of the Company’s executive officers, the HRCC seeks to achieve the following objectives through a combination of fixed and variable compensation:

•	Pay Competitively—Provide a total compensation package that is consistent with competitive practices, enabling the Company to attract, motivate and retain qualified executives; and

•

Pay for Performance—Create a direct link between the aggregate compensation paid to each executive officer and the financial performance of the Company including the results of the specific business division or function for which the executive is responsible, as well as specific corporate and individual goals identified from time to time; and

•	Executives as Stockholders—Link a portion of each executive officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards.

          The programs adopted in order to implement the HRCC’s compensation philosophy and to reflect the Company’s financial performance have been developed with the assistance of independent consultants and counsel. The HRCC periodically reviews and revises the Company’s compensation programs and practices in light of the HRCC’s compensation philosophy, and views variable compensation as an integral part of the total compensation package.

Competitive Base Salaries

          In establishing each executive officer’s base salary, the HRCC considers several factors, including individual performance, competitive market conditions for recruiting and retaining executive talent and changes in responsibilities.

          Base salaries are reviewed annually and generally approximate the median level of competitive rates, as adjusted for individual performance. In determining base salaries, the HRCC’s focus is on recruiting and retaining executive talent. Accordingly, the HRCC considers the executive compensation of a broad group of companies in the publishing and media industries, including the companies comprising the “Peer Group” used in the Stock Performance Graph in this proxy statement. During fiscal 2005, the base salaries of executive officers were generally increased in accordance with the foregoing practices.

Annual Bonus Incentive

          For fiscal 2005, the Company’s annual bonus targets were established by the HRCC based on corporate, divisional and individual performance. Bonus potentials for executive officers were set at percentages of their base salaries deemed appropriate for their current positions, based on targets relating to earnings per share and free cash flow (as defined by the Company) and divisional operating profit and cash contribution or functional budget objectives specified by HRCC, as well as certain diversity goals. Potential bonus awards for the Named Executives (other than Ms. Marcus) were set and determined under the Company’s stockholder-approved Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as discussed below. For fiscal 2005, the HRCC awarded bonuses to Ms. Forte, Ms. Winston and Ms. Mayer of $231,325, $176,700 and $260,000, respectively, based on achievement of Company objectives and their performance in relation to the targets established for them. In the case of Ms. Marcus, who did not participate in the normal executive bonus program for fiscal 2005 as a result of the Company’s request that she concentrate on certain defined projects, the HRCC approved the payment to her of a special bonus of $150,000 based on her performance in connection with such projects.

Equity-Based Incentives

          Stock options historically have been the Company’s form of equity-based incentives and its primary form of long-term incentive compensation. The Company has granted stock options as part of executive compensation as a means to encourage superior performance and to more directly link the economic interests of executives with those of other stockholders. During fiscal 2005, as a result of a review of its equity-based incentive award practices, the HRCC determined that it would be advisable to also award restricted stock units (“Stock Units”) in combination with stock options in appropriate cases.

          The Scholastic Corporation 1995 Stock Option Plan (the “1995 Plan”) provides for the grant of non-qualified stock options and incentive stock options. The Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”) provides for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. To date, only non-qualified stock options and, commencing in fiscal 2005, Stock Units have been granted under the 2001 Plan. The 2001 Plan also authorizes the HRCC to grant to specified employees of the Company reload and transfer rights in connection with stock option grants, a feature of the 2001 Plan that has not been used by the HRCC. The HRCC recommended that the 2001

Plan include optional design and award features in order to make the 2001 Plan more competitive with the Company’s peer group and provide the Company with additional flexibility in structuring an individual’s total compensation package. As mentioned above, in fiscal 2005, the HRCC determined that Stock Units should be granted in lieu of a certain percentage of the number of stock options otherwise to be awarded to certain officers at the level of Vice President or above. As of June 1, 2005, 719,891 shares of Common Stock remained available for grant under the 2001 Plan and 233,200 shares of Common Stock remained available for grant under the 1995 Plan.

          During fiscal 2005, 219 employees, including 11 executive officers (other than Mr. Robinson), received equity incentive awards, including non-qualified stock option awards to purchase 533,000 shares of Common Stock and awards of 71,731 Stock Units in aggregate. All of the non-qualified stock option awards in fiscal 2005 were made at the fair market value of the Common Stock on the date of grant. The size of each senior management option and Stock Unit awards was based on the HRCC’s subjective evaluation of a number of factors, including the level of responsibility of the individual, competitive market practice, past awards and other matters relating to the individual’s performance and ability to influence corporate results. The actual grants of stock options and Stock Units are made by the Stock Grant Committee of the Board, which is comprised solely of independent directors, each of whom is also a member of the HRCC. In fiscal 2005, Ms. Forte was awarded non-qualified options to purchase 15,000 shares of Common Stock and 15,000 Stock Units, each of which vest in four equal annual installments commencing on the first anniversary of the award date

          In addition to its stock incentive plans, the Company also maintains the Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”). The ESPP and the MSPP were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including executive officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the lower of the closing price of the Common Stock on the first or last business day of each fiscal quarter.

          Under the MSPP, eligible members of senior management may use their annual cash bonus payments on a tax-deferred basis to make equity investments in the Company at a discounted purchase price. With respect to fiscal 2005, senior management participants were permitted to use all or a portion of their annual cash bonus payments to acquire Restricted Stock Units (“RSUs”) at a 25% discount (or for certain divisional managers at a 10% discount) from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2005. During the deferral period, which may not be less than the three year vesting period, bonus payments deferred under the MSPP are allocated as RSUs, based on the applicable acquisition price, which are converted into shares of Common Stock on a 1-to-1 basis upon expiration of the deferral period. During fiscal 2005, 18 members of senior management had elected to participate in the MSPP. As a result of the award of bonuses to Ms. Forte, Ms. Winston and Ms. Mayer in respect of fiscal 2005, $69,398 (30% of bonus), $88,350 (50% of bonus) and $26,000 (10% of bonus), respectively, will be allocated by them to the purchase of RSUs under the MSPP on September 1, 2005.

Compensation of Chief Executive Officer

          The compensation of Mr. Robinson, who is both the Chief Executive Officer and the controlling stockholder of the Company, is based on the same objectives and policies applicable to all members of senior management and includes base salary, bonus opportunities and stock option grants. Mr. Robinson’s base salary was not increased in respect of fiscal 2005. Mr. Robinson’s bonus opportunity percentage was 100% of his base salary in fiscal 2005, 2004 and 2003. In determining Mr. Robinson’s base compensation and bonus opportunity, the HRCC considered the compensation of the chief executive officers of a broad group of companies in the publishing and media industries, including the companies comprising the “Peer Group” used in the Stock Performance Graph in this proxy statement, as well as the Company’s financial performance and Mr. Robinson’s individual performance. Based on achievement of Company objectives and Mr. Robinson’s performance in relation to the targets established for him for fiscal 2005, the HRCC awarded Mr. Robinson a bonus of $419,905, or 49.7% of his base salary, for fiscal 2005.

          As discussed in last year’s Report of the HRCC, the HRCC had concluded that Mr. Robinson’s long-term incentive compensation opportunities had been significantly below those made available to the chief executive officers of other companies in the publishing and media industries reviewed by the HRCC. As a result of its review of this issue, taking into account Mr. Robinson’s overall compensation, the Committee adopted the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which was designed to enable the HRCC and the Stock Grant Committee to grant options to Mr. Robinson to acquire Class A Stock of the Company and was approved by the holders of the Class A Stock of the Company at the 2004 Annual Meeting of Stockholders. The HRCC concluded that the Class A Plan was in the best interests of the Company and its stockholders since options granted thereunder would, in its opinion, be a significant motivating factor for Mr. Robinson and would also reflect Mr. Robinson’s stated intention to treat any long-term incentive compensation opportunities provided to him under the Class A Plan as a long-term investment in the Company. In its meeting on September 20, 2004, the Stock Grant Committee, on the recommendation of the HRCC, granted Mr. Robinson options to purchase 333,000 shares of Class A Stock at an exercise price of $29.49 per share, such exercise price being determined by reference to the trading price of the Company’s Common Stock on September 21, 2004, the effective date of the grant. Based on advice from independent consultants retained by the HRCC, it was determined by the HRCC that the fair market value of a share of Class A Stock was identical to that of a share of Common Stock. The grant of the foregoing options was part of a proposed long-term incentive compensation program for Mr. Robinson which, subject to annual review by the HRCC, is intended to involve the grant of options to purchase 333,000 shares of Class A Stock in each of 2004, 2005 and 2006 and of options to purchase 250,000 shares of Class A Stock in each of 2007 and 2008, both as a “catch up” in respect of the level of long-term incentive compensation opportunities provided Mr. Robinson in the past and as an ongoing program based on Mr. Robinson’s continuing performance as the Chief Executive Officer of the Company. Accordingly, the HRCC determined that each annual grant under the proposed program described above would be subject to continued review by the HRCC for the purposes of providing an annual recommendation for implementation to the Stock Grant Committee based on all factors deemed relevant by the HRCC.

Policy as to Section 162(m) of the Code

          Section 162(m) of the Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to nondeductibility. Most equity-based awards available for grant under the Company’s equity compensation plans, and all of the equity-based awards actually granted to executive officers, are intended to so qualify. Amounts payable under the EPIP are also intended to be exempt from the application of Section 162(m) as performance-based compensation. However, in appropriate circumstances, the HRCC may deem it appropriate to pay compensation or make incentive or retentive awards that do not meet the performance-based criteria and therefore may not be deductible by reason of Section 162(m).

Human Resources and Compensation Committee
John L. Davies (Chairperson)
Ramon C. Cortines
Charles T. Harris III
Peter M. Mayer
John G. McDonald

Stock Price Performance Graph

          The graph below provides an indicator of cumulative total stockholder returns for the Common Stock for the period June 1, 2000 to May 31, 2005 compared with the NASDAQ Composite Index and a composite peer group of publicly traded companies with which the Company competes in its principal operating segments. The members of the peer group are: The McGraw Hill Companies, Reader’s Digest Association, Inc., John Wiley and Sons, Inc. and Pearson plc. The graph assumes a $100 investment on June 1, 2000, together with the reinvestment of all dividends, if any, except in the case of Pearson plc, which is included on the basis of a $100 investment as of September 1, 2000, following the initial public offering of its American Depository Receipts in the United States.

	6/1/00	5/31/01	5/31/02	5/31/03	5/31/04	5/31/05

SCHOLASTIC CORPORATION	$100.00	$150.22	$178.95	$117.06	$106.19	$141.08
NASDAQ STOCK MARKET	$100.00	$66.93	$46.99	$33.46	$46.81	$47.05
PEER GROUP	$100.00	$85.04	$71.30	$63.52	$81.90	$90.21

MATTERS SUBMITTED TO STOCKHOLDERS

ELECTION OF DIRECTORS

          The Amended and Restated Certificate of Incorporation of the Company provides that the holders of shares of Class A Stock, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three nor more than fifteen directors. The Class A Stockholders have previously fixed the size of the Board at eleven directors.

          The Board has designated the eleven persons listed below under the sections captioned “Nominees for Election by Holders of Class A Stock” and “Nominees for Election by Holders of Common Stock” for nomination to serve as directors of the Company until the next annual meeting and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal.

          Proxies are solicited in favor of the eight nominees to be elected by the holders of Class A Stock and the three nominees to be elected by the holders of Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the holders of the Class A Stock provide for a lesser number of directors, the persons named in the enclosed proxy may act with discretionary authority in respect of the election of a substitute nominee or nominees. The Board has no reason to believe that any nominees will be unable to serve.

Recommendation

          The Board recommends that holders of Class A Stock vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Class A Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

          The Board recommends that holders of Common Stock vote FOR each of the three nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

Name	Principal Occupation or Employment	Age	Director Since*

Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	68	1971

Rebeca M. Barrera	Director, Gateway to College Program, Palo Alto College, San Antonio, TX	58	1995

Ramon C. Cortines	Education Consultant, Palo Alto, CA	73	1995

Charles T. Harris III	Managing General Partner, Harris Capital Partners L.P., Darien, CT	53	1996

Andrew S. Hedden	Partner, Coudert Brothers LLP, New York, NY	64	1991

Mae C. Jemison	President and Founder, BioSentient Corporation, Houston, TX	48	1993

Augustus K. Oliver	Senior Managing Director, WaterView Advisors LLC, New York, NY	55	1995

Richard M. Spaulding	Current employee and former Executive Vice President of the Company	68	1974

Nominees for Election by Holders of Common Stock

Name	Principal Occupation or Employment	Age	Director Since*

John L. Davies	Private Investor, Washington D.C.	55	2000

Peter M. Mayer	President, The Overlook Press/Peter Mayer Publishers, Inc., New York, NY	69	1999

John G. McDonald	The Stanford Investors Professor of Finance, Graduate School of Business, Stanford University, Stanford, CA	68	1985

*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

          Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

          Rebeca M. Barrera. Ms. Barrera is a national leader in Latino children’s education. She is a curriculum designer and trainer at, and founder of, the National Latino Children’s Institute. She is currently a director at Gateway to College, an early college program.

          Ramon C. Cortines. Mr. Cortines is an Education Consultant and was the Executive Director of the Pew Network for Standards-Based Reform at Stanford University from 1996 through 2001. Since 1956, Mr. Cortines has served six school districts, including as Superintendent of Schools for Pasadena (11 years), San Jose (2 years), New York City (2 years), San Francisco (6 years) and Los Angeles (6 months).

          Charles T. Harris III. Mr. Harris has been the Managing General Partner of Harris Capital Partners L.P. since 2003. He was a managing director with the investment firm of Goldman, Sachs & Co. from 1999 until his retirement in 2002 and a general partner from 1988 to 1996. He is a trustee of Phillips Exeter Academy and a director of the Alliance for Young Artists & Writers, Inc., and a member of the New York City Advisory Board of Teach for America. Mr. Harris is a director of IP Value Management, Inc.

          Andrew S. Hedden. Mr. Hedden has been a partner of the law firm of Coudert Brothers LLP since 1975 and has been associated with the firm since 1968.

          Mae C. Jemison. Dr. Jemison is the president of BioSentient Corporation, a medical technology company she founded in 2001 that develops and markets ambulatory equipment to monitor the autonomic nervous system and to train people to respond favorably in stressful situations. She is also the President of The Jemison Group, a technology consulting company that focuses on the integration of science and technology into everyday life and social responsibility. Dr. Jemison is an A.D. White Professor-at-Large at Cornell University and was a professor of Environmental Studies at Dartmouth College from 1996-2002. She served as a National Aeronautics and Space Administration (NASA) astronaut from 1987 to 1993 and was a member of the Space Shuttle Endeavour Flight in September 1992. She is also a director and member of the audit committees of Kimberly-Clark Corporation and Valspar Corporation and a director of Gen-Probe, Inc.

          Augustus K. Oliver. Mr. Oliver has been a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm, since October 1999. Prior to joining WaterView, Mr. Oliver was a private investor with Oliver Management. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc.

          Richard M. Spaulding. Mr. Spaulding has held various executive management positions with the Company since joining in 1960, and served as Executive Vice President of the Company and/or Scholastic Inc. from 1974 to 2004.

          John L. Davies. Mr. Davies is a private investor. In addition, he serves as a special advisor to General Atlantic Partners, a private equity investment firm. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000.

          Peter M. Mayer. Mr. Mayer has been President of The Overlook Press/Peter Mayer Publishers, Inc. since 1997. Since 2003, Mr. Mayer has also been the President of Duckworth Publishers in the United Kingdom. From 1978 to 1996, he was Chairman of the Board and Chief Executive Officer of the Penguin Group Companies, overseeing its operations in the United States, the United Kingdom, Canada, Australia, New Zealand, Holland and India. From 1976 to 1978, he was President and Publisher of Pocket Books. He has also served as Editor-in-Chief, Publisher and President of Avon Books.

          John G. McDonald. Professor McDonald joined the faculty of Stanford University Graduate School of Business, where he is The Stanford Investors Professor of Finance, in 1968. Professor McDonald serves on the Boards of Directors of Varian, Inc., Plum Creek Timber Co., iStar Financial, Inc. and eight mutual funds managed by Capital Research and Management Co.

Meetings of the Board and its Committees

          Five regular meetings of the Board were held during the 2005 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the 2005 fiscal year by all standing committees of the Board of which they were a member.

          The Board has seven standing committees—Audit; Executive; Human Resources and Compensation; Stock Grant; Nominating and Governance; Retirement; and Strategic Planning. All members of the Audit, Human Resources and Compensation, Stock Grant and Nominating and Governance Commiteees are independent directors and all Committee members are appointed by the Board on an annual basis. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, www.scholastic.com. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

          Executive Committee. Richard Robinson (Chairperson), Charles T. Harris III, Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. All actions taken by the Executive Committee are submitted for ratification by the Board. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2005.

          Audit Committee. Augustus K. Oliver (Chairperson), John L. Davies and Charles T. Harris III are the members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The

Board has determined that all Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that, based upon the business experience described in their biographies above, Mssrs. Harris and Oliver qualify as “financial experts,” as defined in SEC regulations. Mr. Oliver is the designated financial expert. This committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. This committee appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described on page 27 under “Independent Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Audit Committee approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held nine meetings during the fiscal year ended May 31, 2005. Four of the meetings were held for the purpose of reviewing and discussing the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

          Retirement Plan Committee. Richard M. Spaulding (Chairperson), Charles T. Harris III, Andrew S. Hedden and Augustus K. Oliver are the members of the Retirement Plan Committee. This committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively “the Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. This committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans. In addition, this committee approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, this committee, which reports its actions to the Board, oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy and the Plans in the context of the Company as a separate company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held three meetings during the fiscal year ended May 31, 2005.

          Human Resources and Compensation Committee. John L. Davies (Chairperson), Ramon C. Cortines, Charles T. Harris III, Peter M. Mayer and John G. McDonald are the members of the Human Resources and Compensation Committee. This committee has the responsibility for setting the compensation of the Chief Executive Officer and reviewing the recommendations of the Chief Executive Officer for compensation of the other executive officers and members of senior management prior to approval by the Board. This committee evaluates the Company’s overall compensation plans and practices as a separate company and competitively within the industry. This committee, in overseeing the administration of all of the Company’s compensation plans and arrangements, reviews and approves the annual bonus award target payouts (including awards under the EPIP) and any proposed contractual relationships with executive officers and also reviews the Company’s recruitment practices, including the Company’s diversity programs. Each member of the committee is independent, as defined under NASDAQ listing standards. Members of this committee must also meet certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The Human Resources and Compensation Committee held seven meetings during the fiscal year ended May 31, 2005.

          Nominating and Governance Committee. Ramon C. Cortines (Chairperson), Rebeca M. Barrera, Charles T. Harris III and Mae C. Jemison are the members of the Nominating and Governance Committee. Each member of the committee is independent, as defined under NASDAQ listing standards. This committee identifies and recommends to the Board candidates for election as directors, and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. This committee also administers Scholastic’s Corporate Governance Guidelines, reviews performance under, and compliance with, the guidelines and the content of the guidelines annually and, when appropriate, recommends updates and revisions of the guidelines to the Board. The Nominating and Governance Committee held four meetings during the fiscal year ended May 31, 2005.

          Stock Grant Committee. John G. McDonald (Chairman), John L. Davies, Charles T. Harris III and Peter M. Mayer are the standing members of the Stock Grant Committee and, as permitted under Delaware law, Ramon C. Cortines is an alternate member of the Stock Grant Committee. Each member (and alternate member) of the committee is independent, as defined under NASDAQ listing standards. Members of this committee must also meet certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. This committee authorizes and approves grants, awards or issuances of options, warrants, restricted stock or other rights under the Company’s stock-based compensation plans. This committee held five meetings during the fiscal year ended May 31, 2005.

          Strategic Planning Committee. Mae C. Jemison (Chairperson), Rebeca M. Barrera, Ramon C. Cortines, Peter M. Mayer and Richard M. Spaulding are members of the Strategic Planning Committee. This committee advises the Company’s management on achieving and implementing its strategic plan and reports its findings to the Board. This committee held one meeting during the fiscal year ended May 31, 2005.

Corporate Governance

          In recent years, the Board has strengthened the Company’s corporate governance practices in a number of ways, including adopting the Scholastic Corporation Corporate Governance Guidelines, which are summarized below. The full text of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of the Company’s website, www.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012, Attention: Corporate Secretary. In addition to the Guidelines, the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee Charters, have all been approved by the Board of Directors and are vital to securing the confidence of Scholastic’s shareholders, customers, employees, governmental authorities and the investment community.

          Independent Directors. Scholastic’s Corporate Governance Guidelines provide for a board of ten to fifteen directors and require a majority of independent directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all of its current directors are independent, as defined in the NASDAQ listing standards, other than Mr. Robinson, Mr. Spaulding and Mr. Hedden. Mr. Robinson is an executive officer and Mr. Spaulding is an employee and former executive officer of the Company. Mr. Hedden is not considered independent because he is a partner in a law firm that currently provides legal services to the Company.

          Communication With the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate directors by the Corporate Secretary.

          Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills and characteristics of new directors, if any, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and business experience, as well as their appreciation of the Company’s purpose, values and credo. The Committee, at this time, does not believe it is necessary or appropriate to adopt specific, minimum objective criteria for director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the dates and follow the procedures outlined in “Stockholder Proposals for 2006 Annual Meeting” set forth on page 28 of this proxy statement. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. In the past, the Company has retained a search firm, Phillips Oppenheim Group, in order to assist the committee in its selection process with respect to candidates for Board membership by identifying potential candidates and assisting the committee in its evaluation of such candidates.

          Board Meetings and Executive Sessions. Directors are expected to attend each Board meeting, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. The Board regularly meets in executive session with only independent directors present.

          Director Attendance at Company Annual Meetings. All directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the annual meeting of stockholders held on September 21, 2004.

          Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them.

          Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, www.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

Director Compensation

          For the fiscal year ended May 31, 2005, each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer of $25,000 for his or her services as a director, a fee of $5,000 if he or she was the chairperson of a standing Board Committee, except in the case of the chairperson of the Audit Committee, who received a $10,000 fee, and an attendance fee of $1,500 for attendance at each Board or Committee meeting, whether in person or telephonically. The Company reimburses directors for travel, lodging and related expenses they may incur in connection with their services as directors.

          Under the terms of the Scholastic Corporation 1997 Outside Directors’ Stock Option Plan, as amended (the “1997 Directors’ Plan”), an option to purchase 6,000 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant is automatically granted to each Outside Director on the date of the annual meeting of stockholders. As a result, in fiscal 2005 each Outside Director (other than Andrew S. Hedden, who, as he has done each year, declined his award in fiscal 2005) was granted options to purchase 6,000 shares of Common Stock on September 21, 2004, at an exercise price of $29.49 per share. The options vest one year from the date of grant and expire on September 21, 2014.

          Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and meeting fees. Deferred amounts accrue interest at a rate that extrapolates a 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change of control of the Company or severe financial hardship. For the fiscal year ended May 31, 2005, three directors chose to have 100% of their director’s compensation deferred. Interest expense accrued during fiscal 2005 on amounts deferred during fiscal 2005 and prior years under this plan was $38,974.

Certain Relationships

          Andrew S. Hedden is a partner of the law firm of Coudert Brothers LLP, which has provided legal services to the Company in the past and is expected to continue to do so in the future. This relationship is periodically reviewed and the services approved by the Audit Committee of the Board.

INDEPENDENT PUBLIC ACCOUNTANTS

          The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to be the independent auditors of the Company for the fiscal year ending May 31, 2006. A representative of E&Y will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

          The aggregate fees billed by E&Y for professional services to the Company were $3,601,463 for fiscal 2005 and $2,473,200 for fiscal 2004. The total fees for services provided by E&Y to the Company during the fiscal years ended May 31, 2005 and May 31, 2004 are summarized in the table below:

	Fiscal 2005 $	Fiscal 2004 $

Audit Fees	$3,346,186	$1,875,500
Audit-Related Fees	$95,062	$91,000
Tax Fees	$160,215	$506,700
All Other Fees	$—	$—

TOTAL FEES PAID	$3,601,463	$2,473,200

          Audit-Related Fees include fees for services such as benefit plan audits, accounting consultations and work related to business acquisitions and SEC Registration Statements. Tax Fees are for the preparation of tax returns for certain international operations and consulting on tax planning opportunities and entity restructuring. In fiscal 2005 and fiscal 2004, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee pre-approved all of the Audit-Related services and Tax services provided by E&Y. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service to be provided prior to commencement of the engagement. The Committee then makes an evaluation as to whether the provision of the proposed non-audit service by E&Y will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the committee has delegated to its chair, Mr. Oliver, the authority to approve such service on its behalf, provided that such action is reported to the committee at its next meeting.

AUDIT COMMITTEE’S REPORT

          The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2005 with the Company’s management. The Committee has discussed with E&Y, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

          The Committee has also received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of E&Y with that firm.

          Based on the Committee’s review and discussions noted above, the Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005 for filing with the SEC.

Audit Committee

Augustus K. Oliver, Chairperson
John L. Davies
Charles T. Harris III

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

          Stockholders who intend to present proposals for inclusion in the proxy materials regarding the Company’s annual meeting of stockholders to be held in 2006 (the “2006 Annual Meeting”) must ensure that such proposals are received by the Secretary of the Company not later than April 4, 2006 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2006 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 26, 2006.

OTHER MATTERS

          The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Charles B. Deull
Senior Vice President, General Counsel
and Secretary

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Common Stock will be voted FOR PROPOSAL 1.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHOLD
1.	Proposal to elect 01 John L. Davies, 02 Peter M. Mayer and 03 John G. McDonald as directors:	☐	☐

If you wish to vote for the election of directors and withhold authority to vote for any of the individual nominees, enter the name(s) of such nominee(s) below.

2.	In their discretion the proxies will vote upon such other matters as may be properly come before the meeting and as may properly be voted upon by the holders of Common Stock.

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Signature	Signature	Date

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

  FOLD AND DETACH HERE  

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/schl Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 21, 2005

Please Complete and Return
(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

     The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 21, 2005 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

     If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 25, 2005 by completing the reverse side of this card and returning it by September 16, 2005.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY (Continued and to be marked,dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 21, 2005

(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 21, 2005, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION
CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 21, 2005

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Class A Stock will be voted FOR THE ELECTION OF DIRECTORS.

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1.	Upon the election of: Richard Robinson, Rebeca M. Barrera, Ramon C. Cortines, Charles T. Harris III, Andrew S. Hedden, Mae C. Jemison, Augustus K. Oliver, Richard M. Spaulding

	FOR:	AGAINST

2.	In their discretion the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Signature(s):	Date:

Please sign as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Please mark your vote as indicated in this example X

Shareholder Name (please print)

1